Exhibit 10.3

                             ACCOMMODATION AGREEMENT



     THIS ACCOMMODATION AGREEMENT is entered into as of July 6, 1998 between PennCorp Financial Group, Inc., a Delaware corporation (the "Company"), and David J. Stone ("Stone").

                                    RECITALS

     WHEREAS, in connection with an extension of credit (the "Credit Transaction") to David J. Stone and Sara G. Stone, the Stones propose to pledge
(i)  841,450  shares  of  common  stock  of  the  Company  owned  by  them  (the
"Unrestricted Common Shares"), (ii) 112,675 shares of common stock (the "Restricted Common Shares") issued to Mr. Stone and (iii) 173,160 shares of common stock (the "Transfer Agreement Shares") to be issued to Mr. Stone pursuant to that certain Transfer Agreement among the Company, Mr. Stone and a third party;

     WHEREAS, the Restricted Common Shares are held by PennCorp to secure Mr. Stone's obligations in respect of the noncompetition covenant contained in his restricted stock award agreement;

     WHEREAS, the Transfer Agreement Shares are not required to be issued to Mr. Stone prior to April 15, 2001 and are subject to offset in the event of a breach by Mr. Stone of the noncompetition provisions of his employment agreement with the Company; and

     WHEREAS, the Board of Directors of the Company, has determined that it is in the best interests of the Company and its shareholders to facilitate the pledge of the Restricted Common Shares and the Transfer Agreement Shares to the financial or other institution participating in the Credit Transaction;

     NOW, THEREFORE, subject to the terms and conditions stated herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company and Mr. Stone hereby agree as follows:

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     1. Establishment of Collateral Arrangements. The Company hereby consents to the pledge of the Restricted Common Shares and the Transfer  Agreement Shares in
connection  with  the  Credit   Transaction.   The  Company  hereby  waives  any
restriction on the Restricted Common Shares and the Transfer Agreement Shares arising out of the noncompetition provisions of Mr. Stone's employment agreement and noncompetition provisions of the restricted stock agreement for so long as and to extent that the Restricted Common Shares and the Transfer Agreement Shares are pledged as collateral for the Credit Transaction; provided, however, that (A) Mr. Stone shall use his reasonable best efforts to use substantially all the net cash proceeds from the sale of the New York City residence of Mr. and Mrs. Stone (after the payment of all debts and liabilities relating thereto) to replace, and obtain a corresponding release as collateral of, as many of the Restricted Common Shares and the Transfer Agreement Shares as is practicable and
(B) Mr. Stone shall obtain the agreement of the financial or other institutions participating in the Credit Transaction that if such institutions foreclose upon the collateral for the Credit Transaction, (x) they shall first use all cash collateral posted by Mr. and Mrs. Stone before they shall sell any of the shares of common stock pledged for the Credit Transaction, (y) such institutions shall sell all the shares of Unrestricted Common Shares before they shall seek to sell any of the Restricted Common Shares and (z) they shall sell all the Restricted Common Shares before they shall seek to sell any of the Transfer Agreement Shares.

     2. Certain Matters Relating to the Transfer Agreement Shares. Mr. Stone and the Company acknowledge that the Transfer Agreement shares are not required, by the terms of the Transfer Agreement, to be delivered to Mr. Stone until April 15, 2001. However, Mr. Stone has advised the Company that, after diligent effort, Mr. Stone cannot obtain the agreement of one or more of the participating financial institutions to accept the agreement of the Company to issue and deliver the Transfer Agreement Shares to the participating institutions upon a default by Mr. Stone under the terms of the Credit Transaction. As a result, the Company has agreed that it shall issue and deliver to Mr. Stone all the Transfer Agreement Shares, which Mr. Stone shall thereupon pledge in connection with the Credit Transaction. In consideration for the foregoing accommodation by the Company, Mr. Stone and the Company agree that, subject to paragraph 4 below, the annual fee to

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be paid to Mr.  Stone under the  Transfer  Agreement  shall  automatically,  and without further action by Mr. Stone or the Company, cease to be payable by the Company. The reduction in the fee shall be effective as of the date of the issuance of any such shares to the participating financial institutions, with any such reduction for a period of less than a full year to be made pro rata for the year in which the reduction occurs based on a year of 365 days.

     3. Certain Matters Related to the Restricted Common Shares. The parties acknowledge that, pursuant to that certain Agreement, dated as of March 31, 1997, between the Company and Mr. Stone (the "Restricted Stock Agreement"), the Company issued the Restricted Common Shares to Mr. Stone. As an inducement to Mr. Stone to subject to the Restricted Common Shares to certain noncompetition provisions contained in the Agreement, the Company issued to Mr. Stone an additional 28,169 shares of restricted common stock (the "Discount Shares"). The Company and Mr. Stone agree that because the Company has waived the noncompetition restrictions of the Restricted Stock Agreement as they relate to the Restricted Common Shares, Mr. Stone shall redeliver the Discount Shares to the Company for cancellation, subject to possible reissuance pursuant to paragraph 4 below.

     4. Release of Collateral. In the event that one or more of the participating institutions shall release any of the Restricted Common Shares or the Transfer Agreement Shares as collateral (whether as a result of a substitution of collateral by Mr. Stone or otherwise), such shares of stock shall be redelivered by Mr. Stone to PennCorp and shall continue to secure Mr. Stone's performance of his noncompetition obligations. In the event that any Portion of the Restricted Common Shares are released as collateral for the Credit Transaction and redelivered to the Company, the Company shall issue to Mr. Stone a pro rata portion (based on the ratio of the number of redelivered Restricted Common Shares to the total number of Restricted Common Shares) of the Discount Shares. In the event that any portion of the Transfer Agreement Shares are released as collateral for the Credit Transaction and redelivered to the Company, a pro rata portion of the annual fee otherwise payable under the Transfer Agreement (based on the ratio of the number of Transfer Agreement
Shares redelivered to the Company to the total number of Transfer Agreement Shares) shall be reinstated effective as of the date of the redelivery of the Transfer Agreement Shares to the Company,

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with any such reinstatement for a period of less than a full year to be made pro rata for the year in which the reinstatement occurs based on a year of 365 days.

     5. Notices, Etc. All notices, requests, demands and other communications required or permitted hereunder shall be made n writing by hand-delivery, first-class mail (registered or return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

     If to PennCorp Financial Group, Inc.

            PennCorp Financial Group, Inc.
            590 Madison Avenue
            New York, NY 10022
            Telephone: (212) 896-2710
            Telecopy: (212) 896-2755

     If to Mr. Stone

            590 Madison Avenue
            New York, NY 10022
            Telephone: (212) 896-2710
            Telecopy:         (212) 896-2755

     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

     7. Counterparts. This Assignment Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF,  the parties hereto have caused this Amended Assignment
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         PENNCORP FINANCIAL GROUP, INC.



                                         By: /s/ Scott D. Silverman
                                             -----------------------------------
                                         Name:   Scott D. Silverman
                                         Title:  Executive Vice President,
                                                 General Counsel and Chief
                                                 Administrative Officer



                                         /s/ David J. Stone
                                         ---------------------------------------
                                         David J. Stone



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